                                                                    EXHIBIT 99.1


                                EXHIBIT 1.A.(12)

                       Example Hypothetical Illustrations

                           HYPOTHETICAL ILLUSTRATIONS

The following illustrations show how certain values under a sample Policy would change with different rates of fictional investment performance over an extended period of time. In particular, the illustrations show how the death benefit, cash value, and net surrender value under a Policy issued to an insured of a given age, would change over time if the premiums indicated were paid and the return on the assets in the subaccounts were a uniform gross annual rate (before any expenses) of 0%, 6% or 12%. The tables illustrate Policy values that would result based on assumptions that you pay the premiums indicated, you do not change your specified amount, and you do not take any cash withdrawals or Policy loans. Actual returns will fluctuate over time and likely will be both positive and negative. The actual values under the Policy could be significantly different from those shown even if actual returns averaged 0%, 6% and 12%, but fluctuated over and under those averages throughout the years shown. Depending on the timing and degree of fluctuation, the actual values could be substantially less than those shown, and may, under certain circumstances, result in the lapse of the Policy unless the owner pays more than the stated premium.

We based the first illustration on a Policy for an insured who is a 35 year old male in the non-tobacco use, ultimate select rate class, annual premiums of $5,500, a $500,000 specified amount and death benefit Option A. This illustration also assumes cost of insurance charges based on our CURRENT cost of insurance rates. The second illustration is based on the same factors as the first illustration, except that cost of insurance rates are based on the GUARANTEED cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

The amounts we show for the death benefits, cash values and net surrender values take into account (1) the daily charge for assuming mortality and expense risks assessed against each subaccount. This charge is equivalent to an annual charge of 0.90% of the average net assets of the subaccounts during the first 15 Policy years (we guarantee to reduce this charge to 0.60% after the first 15 Policy years). We intend to reduce this charge to 0.30% in the 16th Policy year but we do not guarantee that we will do so, and we reserve the right to maintain this charge at the 0.60% level after the 15th Policy year. The following illustrations use 0.30% after the 15th Policy year; (2) estimated daily expenses equivalent to an effective average annual expense level of 0.94% of the portfolios' average daily net assets; and (3) all applicable premium expense charges and cash value charges. The 0.94% average portfolio expense level assumes an equal allocation of amounts among the 42 subaccounts (this percentage does not include Janus Global portfolio because this portfolio is no longer available to new investors). We used annualized actual audited expenses incurred during 2001 as shown in the Portfolio Annual Expense Table in the Policy prospectus for the portfolios to calculate the average annual expense level.

Taking into account the assumed charges of 1.84%, the gross annual investment return rates of 0%, 6% and 12% are equivalent to net annual investment return rates of -1.84%, 4.16% and 10.16% during the first 15 Policy years and -1.84%, 4.76% and 10.76% thereafter.

During 2001, AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") undertook to pay those normal operating expenses of certain AEGON/Transamerica Series Fund, Inc. ("Series Fund") portfolios that exceeded a certain stated percentage of those portfolios' average daily net assets. AEGON/Transamerica Advisers has undertaken until at least April 30, 2003 to pay expenses to the extent normal operating expenses of certain portfolios of the Series Fund exceed a stated percentage of the portfolio's average daily net assets. For details on these expense limits, the amounts reimbursed by AEGON/Transamerica Advisers during 2001, and the expense ratios without the reimbursements, see the Portfolio Annual Expense Table in the Policy prospectus.

Without these waivers and reimbursements, total annual expenses for the portfolios would have been greater, and the illustrations would have assumed that the assets in the portfolios were subject to an average annual expense level of 1.01%.

THE HYPOTHETICAL RETURNS SHOWN IN THE TABLES ARE PROVIDED ONLY TO ILLUSTRATE THE MECHANICS OF A HYPOTHETICAL POLICY AND DO NOT REPRESENT PAST OR FUTURE INVESTMENT RATES OF RETURN. Tax charges that may be attributable to the separate account are not reflected because we are not currently making such charges. In order to produce after tax returns of 0%, 6% or 12% if such charges are made in the future, the separate account would have to earn a sufficient amount in excess of 0%, 6% or 12% to cover any tax charges.

The "Premium Accumulated at 5%" column of each table shows the amount which would accumulate if you invested an amount equal to the premium to earn interest at 5% per year, compounded annually.

We will furnish, upon request, a comparable illustration reflecting the proposed insured's age, gender, risk classification and desired Policy features.

                           AUSA FREEDOM ELITE BUILDER

                   WESTERN RESERVE LIFE ASSUARANCE CO. OF OHIO
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                                MALE ISSUE AGE 35

Specified Amount                      $500,000            Ultimate Select Class
Annual Premium                          $5,500            Option Type A

                      Using Current Cost of Insurance Rates


                                                                                DEATH BENEFIT
                                                                      ASSUMING HYPOTHETICAL GROSS AND NET
                                                                          ANNUAL INVESTMENT RETURN OF
                                            -------------------------------------------------------------------------------------
                         PREMIUMS            0.00% (GROSS)                  6.00% (GROSS)               12.00% (GROSS)
END OF                   ACCUMULATED        -1.91% (NET) YEARS 1 - 15       4.09% (NET) YEARS 1        -10.09% (NET) YEARS 1 - 15
POLICY YEAR              AT 5%              -1.31% (NET) YEARS 16+          4.69% (NET) YEARS 16       +10.69% (NET) YEARS 16+
-----------              -----              ----------------------          --------------------       ---------------------------
   1                     5,500                      500,000                      500,000                      500,000
   2                     5,500                      500,000                      500,000                      500,000
   3                     5,500                      500,000                      500,000                      500,000
   4                     5,500                      500,000                      500,000                      500,000
   5                     5,500                      500,000                      500,000                      500,000
   6                     5,500                      500,000                      500,000                      500,000
   7                     5,500                      500,000                      500,000                      500,000
   8                     5,500                      500,000                      500,000                      500,000
   9                     5,500                      500,000                      500,000                      500,000
  10                     5,500                      500,000                      500,000                      500,000
  15                     5,500                      500,000                      500,000                      500,000
  20                     5,500                      500,000                      500,000                      500,000
  30 (AGE 65)            5,500                      500,000                      500,000                     1,096,941
  40 (AGE 75)            5,500                      500,000                      512,431                     2,723,712
  50 (AGE 85)            5,500                      500,000                      860,442                     7,405,131
  60 (AGE 95)            5,500                         *                       1,358,071                    19,443,362



                                                      CASH VALUE
                                            ASSUMING HYPOTHETICAL GROSS AND NET
                                                ANNUAL INVESTMENT RETURN OF
                 -----------------------------------------------------------------------------------------
                  0.00% (GROSS)                6.00% (GROSS)                     12.00% (GROSS)
END OF           -1.91% (NET) YEARS 1 - 15     4.09% (NET) YEARS 1 - 15          10.09% (NET) YEARS 1 - 15
POLICY YEAR      -1.31% (NET) YEARS 16+        4.69% (NET) YEARS 16+             10.69% (NET) YEARS 16+
-----------      ----------------------        ---------------------             --------------------------
    1                    4,606                          4,910                            5,215
    2                    9,111                         10,009                           10,944
    3                   13,510                         15,296                           17,233
    4                   17,808                         20,785                           24,142
    5                   21,977                         26,452                           31,704
    6                   26,015                         32,301                           39,983
    7                   29,916                         38,332                           49,045
    8                   33,684                         44,556                           58,974
    9                   37,256                         50,915                           69,797
   10                   40,664                         57,447                           81,639
   15                   55,257                         92,932                           160,346
   20                   68,068                         138,173                          295,340
   30 (AGE 65)          88,802                         268,994                          899,132
   40 (AGE 75)          87,566                         478,908                         2,545,525
   50 (AGE 85)          35,906                         819,468                         7,052,506
   60 (AGE 95)             *                          1,344,625                       19,250,854




                                                NET SURRENDER VALUE
                                         ASSUMING HYPOTHETICAL GROSS AND NET
                                             ANNUAL INVESTMENT RETURN OF
                   -----------------------------------------------------------------------------------
                    0.00% (GROSS)             6.00% (GROSS)                  12.00% (GROSS)
END OF             -1.91% (NET) YEARS         1 - 4.09% (NET) YEARS 1 - 15   10.09% (NET) YEARS 1 - 15
POLICY YEAR        -1.31% (NET) YEARS         16+ 4.69% (NET) YEARS 16+      10.69% (NET) YEARS 16+
-----------        ------------------         -------------------------     --------------------------
    1                         0                         0                             0
    2                       1,431                     2,329                         3,264
    3                       5,830                     7,616                         9,553
    4                      10,128                    13,105                        16,462
    5                      14,835                    19,309                        24,561
    6                      19,487                    25,773                        33,455
    7                      24,003                    32,418                        43,131
    8                      28,385                    39,257                        53,675
    9                      32,648                    46,307                        65,189
   10                      36,824                    53,607                        77,799
   15                      55,257                    92,932                        160,346
   20                      68,068                    138,173                       295,340
   30 (AGE 65)             88,802                    268,994                       899,132
   40 (AGE 75)             87,566                    478,908                      2,545,525
   50 (AGE 85)             35,906                    819,468                      7,052,506
   60 (AGE 95)                *                     1,344,625                    19,250,854



                           AUSA FREEDOM ELITE BUILDER

                   WESTERN RESERVE LIFE ASSUARANCE CO. OF OHIO
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                                MALE ISSUE AGE 35

Specified Amount                       $500,000           Ultimate Select Class
Annual Premium                           $5,500           Option Type A

                    Using Guaranteed Cost of Insurance Rates


                                                                        DEATH BENEFIT
                                                              ASSUMING HYPOTHETICAL GROSS AND NET
                                                                  ANNUAL INVESTMENT RETURN OF
                                         ---------------------------------------------------------------------------------------
                        PREMIUMS          0.00% (GROSS)                 6.00% (GROSS)                  12.00% (GROSS)
END OF                  ACCUMULATED      -1.91% (NET) YEARS 1 - 15      4.09% (NET) YEARS 1 - 15       10.09% (NET) YEARS 1 - 15
POLICY YEAR             AT 5%            -1.31% (NET) YEARS 16+         4.69% (NET) YEARS 16+          10.69% (NET) YEARS 16+
-----------             -----------      -------------------------      -------------------------      -------------------------
    1                   5,500                  500,000                        500,000                        500,000
    2                   5,500                  500,000                        500,000                        500,000
    3                   5,500                  500,000                        500,000                        500,000
    4                   5,500                  500,000                        500,000                        500,000
    5                   5,500                  500,000                        500,000                        500,000
    6                   5,500                  500,000                        500,000                        500,000
    7                   5,500                  500,000                        500,000                        500,000
    8                   5,500                  500,000                        500,000                        500,000
    9                   5,500                  500,000                        500,000                        500,000
   10                   5,500                  500,000                        500,000                        500,000
   15                   5,500                  500,000                        500,000                        500,000
   20                   5,500                  500,000                        500,000                        500,000
   30 (AGE 65)          5,500                  500,000                        500,000                       1,038,174
   40 (AGE 75)          5,500                     *                           500,000                       2,506,336
   50 (AGE 85)          5,500                     *                           566,658                       6,599,481
   60 (AGE 95)          5,500                     *                           868,051                      16,354,283



                                                      CASH VALUE
                                        ASSUMING HYPOTHETICAL GROSS AND NET
                                              ANNUAL INVESTMENT RETURN OF
                  -----------------------------------------------------------------------------------------
                   0.00% (GROSS)                   6.00% (GROSS)                  12.00% (GROSS)
END OF            -1.91% (NET) YEARS 1 - 15        4.09% (NET) YEARS 1 - 15       10.09% (NET) YEARS 1 - 15
POLICY YEAR       -1.31% (NET) YEARS 16+           4.69% (NET) YEARS 16+          10.69% (NET) YEARS 16+
-----------       --------------------------       -------------------------      --------------------------
     1                    4,606                           4,910                       5,215
     2                    8,996                           9,891                       10,822
     3                   13,258                          15,030                       16,951
     4                   17,389                          20,330                       23,650
     5                   21,383                          25,791                       30,971
     6                   25,239                          31,416                       38,975
     7                   28,947                          37,199                       47,720
     8                   32,509                          43,149                       57,287
     9                   35,917                          49,263                       67,752
    10                   39,174                          55,549                       79,212
    15                   52,878                          89,499                      155,253
    20                   63,095                          131,072                     284,492
    30 (AGE 65)          54,259                          229,571                     850,962
    40 (AGE 75)             *                            346,850                    2,342,370
    50 (AGE 85)             *                            539,674                    6,285,220
    60 (AGE 95)             *                            859,457                    16,192,359




                                                      NET SURRENDER VALUE
                                               ASSUMING HYPOTHETICAL GROSS AND NET
                                                   ANNUAL INVESTMENT RETURN OF
                      ----------------------------------------------------------------------------------------------
                       0.00% (GROSS)                    6.00% (GROSS)                     12.00% (GROSS)
END OF                -1.91% (NET) YEARS 1 - 15         4.09% (NET) YEARS 1 - 15          10.09% (NET) YEARS 1 - 15
POLICY YEAR           -1.31% (NET) YEARS 16+            4.69% (NET) YEARS 16+             10.69% (NET) YEARS 16+
-----------           -------------------------         -------------------------         --------------------------
     1                        0                               0                                      0
     2                      1,316                           2,211                                3,142
     3                      5,578                           7,350                                9,271
     4                      9,709                          12,650                               15,970
     5                      14,241                         18,649                               23,828
     6                      18,711                         24,888                               32,447
     7                      23,033                         31,285                               41,806
     8                      27,210                         37,850                               51,988
     9                      31,309                         44,655                               63,144
    10                      35,334                         51,709                               75,372
    15                      52,878                         89,499                               155,253
    20                      63,095                         131,072                              284,492
    30 (AGE 65)             54,259                         229,571                              850,962
    40 (AGE 75)               *                            346,850                             2,342,370
    50 (AGE 85)               *                            539,674                             6,285,220
    60 (AGE 95)               *                            859,457                            16,192,359